CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intacta Technologies, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 44310) of our report dated March 25, 2002, except for Note 2 which is as of April 12, 2002, relating to the consolidated financial statements of Intacta Technologies Inc. and subsidiaries, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                                        /s/ BDO Seidman, LLP

Atlanta, Georgia
April 15, 2002